Exhibit 99.1

Analog Devices Reports Fiscal Second Quarter 2024 Financial Results
•Revenue of $2.16 billion, above the midpoint of our outlook
•Operating cash flow of $4.3 billion and free cash flow of $3.1 billion on a trailing twelve-month basis
•Returned over $675 million to shareholders through dividends and repurchases in the second quarter
WILMINGTON, Mass.--(BUSINESS WIRE)--May 22, 2024--Analog Devices, Inc. (Nasdaq: ADI), a global semiconductor leader, today announced financial results for its fiscal second quarter 2024, which ended May 4, 2024.
“ADI delivered second quarter revenue above the midpoint of our outlook, despite continued macro and inventory headwinds. Further, the strength and resiliency of our business model, coupled with disciplined cost control, enabled us to achieve profitability and earnings per share above the high-end of our outlook,” said Vincent Roche, CEO and Chair. “We believe inventory rationalization across our broad customer base is stabilizing, clearing a path for us to return to sequential growth in the third quarter. This, coupled with improving new orders, gives us optimism that we are at the beginning of a cyclical recovery.”
Roche continued, “The continued proliferation of the Intelligent Edge presents ADI with numerous concurrent secular growth vectors. AI, where we have been increasing our investments, is expected to accelerate these trends as it increasingly extends from centralized applications in data centers to a myriad of applications at the physical edge. As a leader of real-world data creation, processing, and connectivity, our solutions are becoming increasingly important to customers in the AI-driven era. As such, my confidence in ADI’s ability to drive long term value for all stakeholders remains resolute.”

Performance for the Second Quarter of Fiscal 2024

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended
	May 4, 2024	Apr. 29, 2023	Change
Revenue	$2,159	$3,263	(34)%
Gross margin	$1,180	$2,145	(45)%
Gross margin percentage	54.7%	65.7%	(1,100 bps)
Operating income	$386	$1,128	(66)%
Operating margin	17.9%	34.6%	(1,670 bps)
Diluted earnings per share	$0.61	$1.92	(68)%

Adjusted Results(2)
Adjusted gross margin	$1,440	$2,404	(40)%
Adjusted gross margin percentage	66.7%	73.7%	(700 bps)
Adjusted operating income	$842	$1,671	(50)%
Adjusted operating margin	39.0%	51.2%	(1,220 bps)
Adjusted diluted earnings per share	$1.40	$2.83	(51)%

		Three Months Ended	Trailing Twelve Months
Cash Generation		May 4, 2024	May 4, 2024
Net cash provided by operating activities		$808	$4,276
% of revenue		37%	41%
Capital expenditures		$(188)	$(1,212)
Free cash flow(2)		$620	$3,064
% of revenue		29%	29%

		Three Months Ended	Trailing Twelve Months
Cash Return		May 4, 2024	May 4, 2024
Dividend paid		$(456)	$(1,741)
Stock repurchases		(222)	(1,559)
Total cash returned		$(678)	$(3,300)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.
(2) Reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also the “Non-GAAP Financial Information” section for additional information.

Outlook for the Third Quarter of Fiscal Year 2024

For the third quarter of fiscal 2024, we are forecasting revenue of $2.27 billion, +/- $100 million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 20.1%, +/-200 bps, and adjusted operating margin of approximately 40.0%, +/-100 bps. We are planning for reported EPS to be $0.71, +/-$0.10, and adjusted EPS to be $1.50, +/-$0.10.

Our third quarter fiscal 2024 outlook is based on current expectations and actual results may differ materially as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release. See also the “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.92 per outstanding share of common stock. The dividend will be paid on June 17, 2024 to all shareholders of record at the close of business on June 4, 2024.

Conference Call Scheduled for Today, Wednesday, May 22, 2024 at 10:00 am ET

ADI will host a conference call to discuss our second quarter fiscal 2024 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release.
Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as primary performance measurements when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that free cash flow, a non-GAAP liquidity measure, is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted nonoperating expense (income), adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow revenue percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition related expenses1, which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted nonoperating expense (income) is defined as nonoperating expense (income), determined in accordance with GAAP, excluding: certain acquisition related expenses1, which is described further below.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items4, which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, special charges, net3, and tax related items4, which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow revenue percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include fair value adjustments associated with the replacement of share-based awards related to the Maxim Integrated Products, Inc. (Maxim) acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

2Acquisition Related Transaction Costs: Costs directly related to the Maxim acquisition, including legal, accounting and other professional fees as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Special Charges, net: Expenses, net, incurred as part of the integration of Maxim, in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
4Tax Related Items: Income tax effect of the non-GAAP items discussed above and certain other income tax benefits associated with prior periods. We excluded the income tax effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices, Inc.
Analog Devices, Inc. (NASDAQ: ADI) is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, and software technologies into solutions that help drive advancements in digitized factories, mobility, and digital healthcare, combat climate change, and reliably connect humans and the world. With revenue of more than $12 billion in FY23 and approximately 26,000 people globally working alongside 125,000 global customers, ADI ensures today’s innovators stay Ahead of What’s Possible. Learn more at www.analog.com and on LinkedIn and Twitter (X).

Forward Looking Statements
This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding financial performance; customer inventory rationalization; economic uncertainty, demand, business cycles, and supply chains; capital expenditures and investments; expected revenue, operating margin, nonoperating expenses, tax rate, earnings per share, and other financial results; expected market and technology trends and acceleration of those trends; market size, market share gains, market position, and growth opportunities; expected product solutions, offerings, technologies, capabilities, and applications, including those that may incorporate, or be based upon, software or artificial intelligence technology; the value and importance of, and other benefits related to, our product solutions, offerings, and technologies to our customers, including product solutions, offerings, and technologies that may incorporate, or be based upon, software or artificial intelligence technology; future dividends and share repurchases; and other future events. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: economic, political, legal and regulatory uncertainty or conflicts; changes in demand for semiconductor products; manufacturing delays, product and raw materials availability and supply chain disruptions; products that may be diverted from our authorized distribution channels; changes in export classifications, import and export regulations or duties and tariffs; our development of technologies and research and development investments; our future liquidity, capital needs and capital expenditures; our ability to compete successfully in the markets in which we operate; our ability to recruit and retain key personnel; risks related to acquisitions or other strategic transactions; security breaches or other cyber incidents; adverse results in litigation matters; reputational damage; changes in our estimates of our expected tax rates based on current tax law; risks related to our indebtedness; unanticipated difficulties or expenditures related to integrating Maxim Integrated Products, Inc.; the discretion of our Board of Directors to declare dividends and our ability to pay dividends in the future; factors impacting our ability to repurchase shares; and uncertainty as to the long-term value of our common stock. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.
Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	May 4, 2024	Apr. 29, 2023	May 4, 2024	Apr. 29, 2023
Revenue	$2,159,039	$3,262,930	$4,671,743	$6,512,560
Cost of sales	979,004	1,118,384	2,017,767	2,243,673
Gross margin	1,180,035	2,144,546	2,653,976	4,268,887
Operating expenses:
Research and development	354,862	415,754	746,289	829,849
Selling, marketing, general and administrative	244,129	324,251	534,207	650,535
Amortization of intangibles	188,944	253,021	379,276	506,163
Special charges, net	5,977	23,136	22,117	23,136
Total operating expenses	793,912	1,016,162	1,681,889	2,009,683
Operating income	386,123	1,128,384	972,087	2,259,204
Nonoperating expense (income):
Interest expense	77,103	63,252	154,244	123,705
Interest income	(15,269)	(12,575)	(24,438)	(23,404)
Other, net	(314)	(10,216)	4,260	(2,493)
Total nonoperating expense (income)	61,520	40,461	134,066	97,808
Income before income taxes	324,603	1,087,923	838,021	2,161,396
Provision for income taxes	22,361	110,267	73,052	222,266
Net income	$302,242	$977,656	$764,969	$1,939,130

Shares used to compute earnings per common share - basic	496,130	504,715	495,947	505,918
Shares used to compute earnings per common share - diluted	498,533	508,725	498,637	509,955

Basic earnings per common share	$0.61	$1.94	$1.54	$3.83
Diluted earnings per common share	$0.61	$1.92	$1.53	$3.80

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	May 4, 2024	Oct. 28, 2023
Cash, cash equivalents and short-term investments	$2,363,812	$958,061
Accounts receivable	1,004,628	1,469,734
Inventories	1,479,081	1,642,214
Other current assets	346,100	314,013
Total current assets	5,193,621	4,384,022
Net property, plant and equipment	3,415,220	3,219,157
Goodwill	26,909,775	26,913,134
Intangible assets, net	10,434,776	11,311,957
Deferred tax assets	2,146,321	2,223,272
Other assets	762,153	742,936
Total assets	$48,861,866	$48,794,478

Other current liabilities	$1,850,311	$2,154,695
Debt, current	898,776	499,052
Commercial paper notes	548,235	547,224
Long-term debt	6,611,681	5,902,457
Deferred income taxes	2,887,952	3,127,852
Other non-current liabilities	816,122	998,076
Shareholders' equity	35,248,789	35,565,122
Total liabilities & shareholders' equity	$48,861,866	$48,794,478

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	May 4, 2024	Apr. 29, 2023	May 4, 2024	Apr. 29, 2023
Cash flows from operating activities:
Net income	$302,242	$977,656	$764,969	$1,939,130
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	88,824	80,260	173,172	165,581
Amortization of intangibles	439,473	501,536	880,376	1,003,713
Stock-based compensation expense	58,396	69,102	128,211	144,143
Deferred income taxes	(62,199)	(133,756)	(164,348)	(280,110)
Other	8,687	(6,964)	13,370	2,768
Changes in operating assets and liabilities	(27,570)	(406,253)	150,935	(487,339)
Total adjustments	505,611	103,925	1,181,716	548,756
Net cash provided by operating activities	807,853	1,081,581	1,946,685	2,487,886
Cash flows from investing activities:
Purchases of short-term available-for-sale investments	(424,117)	—	(424,117)	—
Additions to property, plant and equipment, net	(188,189)	(284,338)	(411,167)	(460,496)
Other	10,229	(183)	14,106	(81)
Net cash used for investing activities	(602,077)	(284,521)	(821,178)	(460,577)
Cash flows from financing activities:
Proceeds from debt	1,087,856	—	1,087,856	—
Early termination of debt	—	(65,688)	—	(65,688)
Proceeds from commercial paper notes	2,603,907	253,635	5,383,401	253,635
Payments of commercial paper notes	(2,600,116)	—	(5,382,390)	—
Repurchase of common stock	(222,381)	(1,152,951)	(402,732)	(1,807,508)
Dividend payments to shareholders	(456,142)	(435,213)	(882,218)	(820,665)
Proceeds from employee stock plans	14,517	25,774	64,336	67,012
Other	2,718	84,530	(12,126)	52,942
Net cash provided by (used for) financing activities	430,359	(1,289,913)	(143,873)	(2,320,272)
Net increase (decrease) in cash and cash equivalents	636,135	(492,853)	981,634	(292,963)
Cash and cash equivalents at beginning of period	1,303,560	1,670,462	958,061	1,470,572
Cash and cash equivalents at end of period	$1,939,695	$1,177,609	$1,939,695	$1,177,609

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the “ship to” customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolves and improves, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	May 4, 2024			April 29, 2023
	Revenue	% of Revenue[1]	Y/Y%	Revenue	% of Revenue[1]
Industrial	$1,014,847	47%	(44)%	$1,823,831	56%
Automotive	658,238	30%	(10)%	732,869	22%
Communications	240,776	11%	(45)%	436,542	13%
Consumer	245,178	11%	(9)%	269,688	8%
Total revenue	$2,159,039	100%	(34)%	$3,262,930	100%

	Six Months Ended
	May 4, 2024			April 29, 2023
	Revenue	% of Revenue[1]	Y/Y %	Revenue	% of Revenue[1]
Industrial	$2,210,226	47%	(38)%	$3,573,211	55%
Automotive	1,395,923	30%	(1)%	1,411,430	22%
Communications	543,791	12%	(41)%	914,794	14%
Consumer	521,803	11%	(15)%	613,125	9%
Total revenue	$4,671,743	100%	(28)%	$6,512,560	100%

1) The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	May 4, 2024	Apr. 29, 2023	May 4, 2024	Apr. 29, 2023
Gross margin	$1,180,035	$2,144,546	$2,653,976	$4,268,887
Gross margin percentage	54.7%	65.7%	56.8%	65.5%
Acquisition related expenses	259,641	259,312	519,525	526,826
Adjusted gross margin	$1,439,676	$2,403,858	$3,173,501	$4,795,713
Adjusted gross margin percentage	66.7%	73.7%	67.9%	73.6%

Operating expenses	$793,912	$1,016,162	$1,681,889	$2,009,683
Percent of revenue	36.8%	31.1%	36.0%	30.9%
Acquisition related expenses	(190,200)	(257,293)	(382,622)	(515,352)
Acquisition related transaction costs	—	(2,668)	—	(5,232)
Special charges, net	(5,977)	(23,136)	(22,117)	(23,136)
Adjusted operating expenses	$597,735	$733,065	$1,277,150	$1,465,963
Adjusted operating expenses percentage	27.7%	22.5%	27.3%	22.5%

Operating income	$386,123	$1,128,384	$972,087	$2,259,204
Operating margin	17.9%	34.6%	20.8%	34.7%
Acquisition related expenses	449,841	516,605	902,147	1,042,178
Acquisition related transaction costs	—	2,668	—	5,232
Special charges, net	5,977	23,136	22,117	23,136
Adjusted operating income	$841,941	$1,670,793	$1,896,351	$3,329,750
Adjusted operating margin	39.0%	51.2%	40.6%	51.1%

Nonoperating expense (income)	$61,520	$40,461	$134,066	$97,808
Acquisition related expenses	2,150	7,155	4,300	9,443
Adjusted nonoperating expense (income)	$63,670	$47,616	$138,366	$107,251

Income before income taxes	$324,603	$1,087,923	$838,021	$2,161,396
Acquisition related expenses	447,691	509,450	897,847	1,032,735
Acquisition related transaction costs	—	2,668	—	5,232
Special charges, net	5,977	23,136	22,117	23,136
Adjusted income before income taxes	$778,271	$1,623,177	$1,757,985	$3,222,499

Provision for income taxes	$22,361	$110,267	$73,052	$222,266
Effective income tax rate	6.9%	10.1%	8.7%	10.3%
Tax related items	59,929	75,248	124,959	157,091
Adjusted provision for income taxes	$82,290	$185,515	$198,011	$379,357
Adjusted tax rate	10.6%	11.4%	11.3%	11.8%

Diluted EPS	$0.61	$1.92	$1.53	$3.80
Acquisition related expenses	0.90	1.00	1.80	2.03
Acquisition related transaction costs	—	0.01	0.01	0.01
Special charges, net	0.01	0.05	0.04	0.05
Tax related items	(0.12)	(0.15)	(0.25)	(0.31)
Adjusted diluted EPS*	$1.40	$2.83	$3.13	$5.58
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	May 4, 2024	May 4, 2024	Feb. 3, 2024	Oct. 28, 2023	Jul. 29, 2023
Revenue	$10,464,722	$2,159,039	$2,512,704	$2,716,484	$3,076,495
Net cash provided by operating activities	$4,276,433	$807,853	$1,138,832	$1,187,294	$1,142,454
% of Revenue	41%	37%	45%	44%	37%
Capital expenditures	$(1,212,134)	$(188,189)	$(222,978)	$(476,393)	$(324,574)
Free cash flow	$3,064,299	$619,664	$915,854	$710,901	$817,880
% of Revenue	29%	29%	36%	26%	27%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending August 3, 2024
	Reported	Adjusted
Revenue	$2.27 Billion	$2.27 Billion
	(+/- $100 Million)	(+/- $100 Million)
Operating margin	20.1%	40.0% (1)
	(+/-200 bps)	(+/-100 bps)
Nonoperating expenses	~ $60 Million	~ $60 Million
Tax rate	9% - 11%	11% - 13% (2)
Earnings per share	$0.71	$1.50 (3)
	(+/- $0.10)	(+/- $0.10)

(1) Includes $450 million of adjustments related to acquisition related expenses as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $59 million of tax effects associated with the adjustment for acquisition related expenses noted above.
(3) Includes $0.79 of adjustments related to the net impact of acquisition related expenses and the tax effects on those items.

For more information, please contact:

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli
Vice President, Investor Relations and FP&A
781-461-3282
investor.relations@analog.com

Media Contact:
Analog Devices, Inc.
Ms. Ferda Millan
Global PR & External Communications
Ferda.Millan@analog.com